POWER OF ATTORNEY

I, the undersigned Secretary of the Allied Asset Advisors Funds (the “Trust”), hereby appoint Dr. Bassam Osman, and Mohammad Basheeruddin, as attorneys-in-fact and agents, with the power, to execute, and to file any documents relating to the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”) including the Trust’s Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings.  I grant to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Secretary hereby executes this Power of Attorney as of this 21st day of September, 2015.

Name	Title
/s/ Salah Obeidallah Salah Obeidallah	Secretary